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                           SAFEGUARD SCIENTIFICS, INC.

                                   Exhibit 11

                         Computation of Per Share Earnings

                     Years ended December 31, 1994, 1993 and 1992

                       (In thousands, except per share data)



                                                 1994             1993           1992
                                                -------          ------         ------
Primary earnings per common share

Net earnings                                    $15,740          $3,853         $8,864
Adjustment   (1)                                   (656)           (737)
                                                -------          ------         ------
                                                $15,084          $3,116         $8,864
                                                =======          ======         ======

Average common shares outstanding                 9,448           9,812         10,058

Average common share equivalents                    365             234             42
                                                -------          ------         ------
Average number of common shares and
common share equivalents outstanding              9,813          10,046         10,100
                                                =======          ======         ======
Primary earnings per common share                 $1.54            $.31           $.88
                                                =======          ======         ======

Fully diluted earnings per common share

Primary net earnings                            $15,740          $3,853         $8,864
Adjustment   (1)                                 (1,781)         (1,745)          (499)
                                                -------          ------         ------
                                                $13,959          $2,108         $8,365
                                                =======          ======         ======
Average common shares outstanding                 9,448           9,812         10,058

Average common share equivalents                    445             324            144
                                                -------          ------         ------
Average number of common shares
assuming full dilution                            9,893          10,136         10,202
                                                =======          ======         ======
Fully diluted earnings per common share           $1.41            $.21           $.82
                                                =======          ======         ======

(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).

Share and per share data have been retroactively restated to reflect the two-for-one split of the Company's common shares effective September 7, 1994.
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